EXHIBIT 32.2
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
      I, Raymond W. Braun, the Chief Financial Officer of Health Care REIT, Inc. (the “Company”), certify that (i) the Annual Report on Form 10-K for the Company for the year ended December 31, 2004 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Raymond W. Braun _________________________________________ Raymond W. Braun Chief Financial Officer Dated: March 16, 2005
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.